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                                                                    EXHIBIT 15.1


May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated April 17, 2002, except for Notes 1 and 2, as to which the date is April 29, 2002, on our review of the interim consolidated financial information of Nabors Industries, Inc. and its subsidiaries (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statements on Form S-8 (Registration Numbers 333-92483, 333-91829, 333-91743, 333-87069, 333-86289,
333-76077, 333-45446 and 333-11313), on Form S-3 (Registration Numbers
333-81137, 333-44532, 333-59844 and 333-85228) and on Form S-4 (Registration
Numbers 333-84781 and 333-72397). We are also aware that our report is incorporated by reference in Nabors Industries, Ltd.'s registration statement on Form S-4 (Registration Number 333-76198).


Very truly yours,



PricewaterhouseCoopers LLP